CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our report dated October 15, 2004 for the StoneRidge Funds(the "Funds") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 27 to Unified Series Trust's Registration Statement on Form N-1A (File No. 333-100654), including the references to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Accountants" in the Statement of Additional Information of the Fund.



/s/
Cohen McCurdy, Ltd.
Westlake, Ohio
January 23, 2004